EXHIBIT H

LETTER OF TRANSMITTAL FOR MSWM CLIENTS

Regarding Units in

PARTNERS GROUP PRIVATE EQUITY FUND, LLC

Tendered Pursuant to the Offer to Purchase
Dated July 30, 2026

THIS LETTER OF TRANSMITTAL IS FOR SAMPLE PURPOSES ONLY.

CONTACT YOUR FINANCIAL ADVISOR TO OBTAIN A TENDER OFFER FORM FOR YOUR ACCOUNT.

THE TENDER OFFER FORM PROVIDED BY YOUR FINANCIAL ADVISOR MUST BE SIGNED AND RETURNED TO YOUR FINANCIAL ADVISOR.

THE TENDER OFFER FORM MUST BE
PROCESSED BY YOUR FINANCIAL ADVISOR

BY AUGUST 26, 2026.

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE
AT 11:59 P.M., EASTERN TIME, ON AUGUST 26, 2026,

UNLESS THE OFFER IS EXTENDED.

Letter of Transmittal Page 1 of 7

PARTNERS GROUP PRIVATE EQUITY FUND, LLC

Ladies and Gentlemen:

The undersigned hereby tenders to Partners Group Private Equity Fund, LLC, a closed-end, non-diversified management investment company organized as a limited liability company under the laws of the State of Delaware (the “Fund”), the limited liability company interest in the Fund or portion thereof (the “Units”) held by the undersigned, described and specified below, on the terms and conditions set out in the Offer to Purchase, dated July 30, 2026 (the “Offer”), receipt of which is hereby acknowledged, and in this Letter of Transmittal. THE OFFER AND THIS LETTER OF TRANSMITTAL ARE SUBJECT TO ALL THE TERMS AND CONDITIONS SET OUT IN THE OFFER, INCLUDING, BUT NOT LIMITED TO, THE ABSOLUTE RIGHT OF THE FUND TO REJECT ANY AND ALL TENDERS DETERMINED BY IT, IN ITS SOLE DISCRETION, NOT TO BE IN THE APPROPRIATE FORM.

The undersigned hereby sells to the Fund the Units tendered pursuant to this Letter of Transmittal. The undersigned warrants that it has full authority to sell the Units tendered hereby and that the Fund will acquire good title to the Units, free and clear of all liens, charges, encumbrances, conditional sales agreements or other obligations relating to this sale, and not subject to any adverse claim, when and to the extent the Units are purchased by the Fund. Upon request, the undersigned will execute and deliver any additional documents necessary to complete the sale in accordance with the terms of the Offer.

The undersigned recognizes that under certain circumstances set out in the Offer, the Fund may not be required to purchase the Units tendered hereby. The undersigned further understands and agrees that if the undersigned tenders an amount that would cause the undersigned’s remaining Units to have a NAV that is less than the required minimum investment for the applicable Class of Units, the Board of Managers of the Fund may reduce the amount to be repurchased from the undersigned so that the required minimum investment is maintained or repurchase the remainder of the undersigned’s Units in the Fund.

A promissory note (the “Note”) for the value of the purchased Units will be held by State Street Bank and Trust Company on behalf of the undersigned. Upon written request by the undersigned to State Street Bank and Trust Company, State Street Bank and Trust Company will mail the Note to the undersigned at the address of the undersigned as maintained in the books and records of the Fund. The initial payment of the purchase amount for the Units tendered by the undersigned will be made by wire transfer of the funds directly to MSWM who will facilitate the distribution of proceeds into the tendering Member’s brokerage account.

The Note will also reflect the “Post-Audit Payment” portion of the purchase amount, if any, as described in Section 7 of the Offer. Any Post-Audit Payment of cash due pursuant to the Note will also be made by wire transfer of the funds to the undersigned’s account as provided herein. The undersigned recognizes that the amount of the initial payment of the purchase amount for Units will be based on the unaudited value of the Fund as of September 30, 2026, subject to an extension of the Offer as described in Section 8 of the Offer. The Post-Audit Payment will be payable promptly after the completion of the Fund’s next annual audit. It is anticipated that the annual audit of the Fund’s financial statements will be completed no later than 60 days after the fiscal year-end of the Fund.

All authority conferred or agreed to be conferred in this Letter of Transmittal will survive the death or incapacity of the undersigned and the obligation of the undersigned hereunder will be binding on the heirs, personal representatives, successors and assigns of the undersigned. Except as stated in Section 6 of the Offer, this tender is irrevocable.

Letter of Transmittal Page 2 of 7

TERMS AND CONDITIONS OF REPURCHASE

Partners Group Private Equity FUND, LLC (the “Fund”)

 JULY 30, 2026

These Terms and Conditions of Repurchase (the “Terms and Conditions”) and the Morgan Stanley Wealth Management Alternative Investments Request for Repurchase Form (the “Form”), of which these Terms and Conditions are incorporated into, as well as the terms and conditions set forth in the offer to purchase (the “Offer to Purchase”), the related Letter of Transmittal provided to you and the other tender offer documents sent to you directly from the Fund, collectively form an agreement referred to herein as the “Repurchase Agreement”.

The purpose of this Offer to Purchase is to provide liquidity to Members of the Fund that hold Units. This Form is to be completed within a tender offer period and pursuant to the terms of the Fund’s tender offer set forth in the Offer to Purchase. Capitalized terms used but not defined herein shall have the meaning set forth in Offer to Purchase. Members desiring to tender Units should read carefully and understand the entire Offer to Purchase and Repurchase Agreement.

Subject to the conditions of the tender offer, Members may tender some or all of their Units. Each Member tendering less than all of its Units should keep in mind that the Fund reserves the right to repurchase all of a Member’s Units at any time if the aggregate value of such Member’s Unit is, at the time of such compulsory repurchase, less than the minimum initial investment applicable for the Fund.

Submission

Please complete all sections of the Form and send the executed Form to your Morgan Stanley Smith Barney LLC (“MSWM”) Financial Advisor / Private Wealth Advisor, at least two days prior to the Notice Due Date, in order to ensure MSWM’s submission to the Fund by the Notice Due Date (as set forth in the Offer to Purchase).

Please ensure your Financial Advisor / Private Wealth Advisor submits an MSWM Order ticket upon execution. You may be required to provide additional documentations or information.

By signing the Form, you acknowledge receipt and understanding of these Terms and Conditions, the Form, and the Offer to Purchase and the entire Repurchase Agreement. The Repurchase Agreement may be executed in counterparts on the Form with the same effect as if the parties executing the counterparts had all executed one counterpart.

Notice of Withdrawal of Tender

Please inform your MSWM Financial Advisor / Private Wealth Advisor if you intend to withdraw the tender previously submitted or executed, prior to expiration date of Notice Due Date.

Please ensure your Financial Advisor / Private Wealth Advisor cancels previously submitted MSWM Order Entry ticket prior to such Notice Due Date.

Letter of Transmittal Page 3 of 7

Morgan Stanley Wealth Management Alternative Investments

REQUEST FOR REPURCHASE FORM

Instructions:

In order for the undersigned ("**you**", "**your**" or the "**Investor**") to repurchase/redeem/tender/withdraw (the "**Repurchase**") all or a portion of its interest, units or shares ("**Interests**") held in the fund, company or partnership indicated below (the "**Fund**"), please follow the below instructions to execute and deliver this Morgan Stanley Wealth Management Alternative Investment's Request for Repurchase Form (this "**Form**").

1. The Investor should (or, if the Investor is an entity, the authorized individual of the entity should):
   1.1. Review the offering memorandum and/or organizational documents and all other applicable offering materials of the Fund (each as amended, restated and/or supplemented from time to time, collectively, the "**Offering Materials**"), the Morgan Stanley Wealth Management Alternative Investment Subscription and Exchange Agreement (together with the Fund or Fund program's Terms and Conditions and any other supplements or questionnaires required to subscribe to the Fund or Fund program, the "**Subscription Agreement**") as well as any terms and conditions of Repurchase ("**Terms and Conditions of Repurchase**", if applicable) and execute this Form.
   1.2. Complete and deliver this Form, and any other required additional documentation as indicated on the Offering Materials, to your **Financial Advisor or Private Wealth Advisor for submission to Morgan Stanley Wealth Management Alternative Investments Group.** Faxed forms will not be accepted.

Capitalized terms used but not otherwise defined herein shall respectively bear the meanings ascribed to them in the Fund's Offering Materials.

Any modifications to this document, handwritten or otherwise, will not be accepted.

If you have any questions concerning how to complete this Form, please contact your Morgan Stanley Financial Advisor or Private Wealth Advisor.

PLEASE INDICATE FULL FUND NAME:

Partners Group Private Equity Fund, LLC

Class/Series (if any): Class I/ Class A

SAMPLE

Wire Instructions:

The undersigned agrees that all or any funds payable to the Investor will be wire transferred to Morgan Stanley Wealth Management utilizing the below wire instructions for further credit to the Investor in accordance with the account information on file with Morgan Stanley Wealth Management:

Bank Name:	Citibank
ABA Number:	021000089
Account Number:	4061-1172
Account Name:	Morgan Stanley
FBO Account Number:	779-000999
Swift/BIC Code:	CITIUS33
Reference:	(Insert Fund Name)

Page 1 of 4

Letter of Transmittal Page 4 of 7

Execution Section:

The undersigned acknowledges: (i) that the Investor is requesting a repurchase/redemption/tender/withdrawal on the terms and conditions contained in the Offering Materials of the Fund previously received by the Investor and the Subscription Agreement previously executed by the Investor and accepted by the Fund, and (ii) that the representations and warranties of the Investor contained in the Subscription Agreement and the Terms and Conditions of Repurchase, if any, are true and correct in all material respects as of the date set forth below.

By executing this Form, you (for yourself and any co-investor, and, if you are signing on behalf of an entity, on behalf of and with respect to the entity and its shareholders, partners, beneficiaries, members or other beneficial owners) agree to be bound by this Form and, if applicable, the Terms and Conditions of Repurchase, which are incorporated herein as part of this Form.

Individual Investor (including Individuals, Joint Tenants, Tenants in Common)

If you are signing as joint or community property holders, the statements, representations, and warranties set forth in this Form shall be deemed to have been made by each owner of the community property. If the Interests are owned as joint tenants or tenants-in-common, signatures of all owners are required.

Entity Investor (including ERISA Plans, IRAs, Trusts, Corporations, Limited Partnerships and Limited Liability Companies)

The undersigned officer, partner, trustee, manager, or other representative hereby certifies and warrants that s/he has full power and authority from or on behalf of the entity named below and its shareholders, partners, beneficiaries, members, or other beneficial owners to request this repurchase/redemption/tender/withdrawal and any statements, representations, and warranties made herein on their behalf and, if the undersigned is signing on behalf of a nominee investor, from or on behalf of such nominee investor and each beneficial owner.

This Form may be signed in one or more counterparts, each of which shall be deemed an original, but all of which when taken together shall be deemed to be one and the same instrument. Any repurchase/redemption/tender/ withdrawal is subject to approval by the Fund, or as applicable, its general partner, managing member, or directors.

SAMPLE

____
Account Number (if applicable)

____
Name of Account

____
Address

____
Name of Signer

____
Title of Signer (legal entities only)

X_____________________________
Signature(s) of Investor

____
Dated

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